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                                                                      Exhibit 11
                COMMERCIAL FEDERAL CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)
                                  -----------

COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARES:
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
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                                                            Three Months Ended          Nine Months Ended
                                                                 March 31,                   March 31,
                                                        -------------------------   -------------------------
                                                            1995          1994          1995          1994
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
Income before cumulative effects of changes in
       accounting principles                            $13,526,749   $ 9,696,638   $15,283,642   $27,165,867
Cumulative effects of changes in accounting principles:
    Change in method of accounting for income taxes              --            --            --     6,139,271
    Postretirement benefits, net of income tax benefit           --            --            --      (336,176)
                                                        -----------   -----------   -----------   ------------
       Total cumulative effects of changes in
          accounting principles                                  --            --            --     5,803,095
                                                        -----------   -----------   -----------   ------------
Net income                                              $13,526,749   $ 9,696,638   $15,283,642   $32,968,962
                                                        ===========   ===========   ===========   ============
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PRIMARY:
- --------
Weighted average common shares outstanding               12,845,468    12,695,759    12,813,629    12,679,233
Add shares applicable to stock options
       using average market price                           175,862       215,206       199,181       234,829
                                                        -----------   -----------   -----------   ------------
Total average common and common equivalent
       shares outstanding                                13,021,330    12,910,965    13,012,810    12,914,062
                                                        ===========   ===========   ===========   ============

Income before cumulative effects of changes
       in accounting principles                         $      1.04   $       .75   $      1.17   $      2.10
Cumulative effects of changes in accounting principles:
    Change in method of accounting for income taxes              --            --            --           .48
    Postretirement benefits, net of income tax benefit           --            --            --          (.03)
                                                        -----------   -----------   -----------   ------------
       Total cumulative effects of changes
          in accounting principles                               --            --            --           .45
                                                        -----------   -----------   -----------   ------------
Net income per common and common equivalent share       $      1.04   $       .75   $      1.17   $      2.55
                                                        ===========   ===========   ===========   ============
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FULLY DILUTED (1):
- ------------------
Weighted average common shares outstanding               12,845,468    12,695,759    12,813,629    12,679,233
Add shares applicable to stock options
       using the period-end market price
       if higher than average market price
       and other dilutive factors                           182,323       215,206       201,335       234,829
                                                        -----------   -----------   -----------   ------------
Total average common and common equivalent
       shares outstanding assuming full dilution         13,027,791    12,910,965    13,014,964    12,914,062
                                                        ===========   ===========   ===========   ============

Income before cumulative effects of changes
       in accounting principles                         $      1.04   $       .75   $      1.17   $      2.10
Cumulative effects of changes in accounting principles:
    Change in method of accounting for income taxes              --            --            --           .48
    Postretirement benefits, net of income tax benefit           --            --            --          (.03)
                                                        -----------   -----------   -----------   ------------
       Total cumulative effects of changes
          in accounting principles                               --            --            --           .45
                                                        -----------   -----------   -----------   ------------
Net income per common share assuming full dilution      $      1.04   $       .75   $      1.17   $      2.55
                                                        ===========   ===========   ===========   ============
(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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